UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2014

KITARA MEDIA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310

(Address of Principal Executive Offices) (Zip Code)

(201) 539-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2014, Kitara Media Corp. (“Kitara”) entered into a First Amendment (the “Amendment”) to the Unit Exchange Agreement (the “Exchange Agreement”) with Kitara Holdco Corp., a Delaware corporation and wholly-owned subsidiary of Kitara (“Holdco”), Future Ads LLC, a California limited liability company (“Future Ads”), and the members of Future Ads (the “Transferors”).

As previously reported, on October 10, 2014, Kitara entered into (i) the Exchange Agreement, and (ii) an Agreement and Plan of Reorganization (the “Reorganization Agreement”), by and among Kitara, Holdco, and Kitara Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco. Upon completion of the transactions contemplated by the Exchange Agreement and Reorganization Agreement (the “Transactions”), Holdco will become the new publicly traded company and Kitara and Future Ads will become wholly-owned subsidiaries of Holdco.

Pursuant to the Exchange Agreement, the consideration payable to the Transferors is subject to a post-closing adjustment based on the working capital and indebtedness of Future Ads and the working capital of Kitara. The Amendment modifies the calculation of Future Ads’ working capital for the purposes of the adjustment by including Future Ads’ advertiser deposits less $886,000 as current liabilities.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference.

Additional Information

In connection with the Transactions, Kitara has filed a preliminary proxy statement/prospectus on Schedule 14A with the Securities and Exchange Commission (the “SEC”). The preliminary proxy statement/prospectus also is included in a registration statement on Form S-4 filed by Holdco. Investors are urged to read the preliminary proxy statement/prospectus and, when it becomes available, definitive proxy statement/prospectus (including all amendments and supplements thereto) before they make any voting or investment decision with respect to the Transactions, because the proxy statement/prospectus contains important information. Investors may obtain free copies of the preliminary proxy statement/prospectus and, when it becomes available, definitive proxy statement/prospectus, as well as other filings containing information about Kitara, Holdco and Future Ads, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free, when they become available, by directing a request to Kitara Merger Corp. or Kitara Holdco Corp. at 525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310, Attn: Corporate Secretary.

Kitara and its directors and executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Kitara’s stockholders with respect to the Transactions. Information regarding Kitara’s directors and executive officers is available in Kitara’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014. Additional information regarding the interests of such participants in the Transactions is included in the proxy statement/prospectus.

Item 8.01	Other Events.

The special meeting of Kitara stockholders being held to consider and vote upon the Transactions and related matters was adjourned today and will be reconvened on January 6, 2015 at 10:00 a.m., local time, at the offices of Graubard Miller, 405 Lexington Ave., 11th Floor, New York, New York 10174. The special meeting was adjourned because the SEC has not yet completed its review of the proxy statement/prospectus and the registration statement of which it forms a part. A copy of the press release announcing the adjournment is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1	First Amendment to Unit Exchange Agreement, dated as of December 23, 2014, by and among Kitara Media Corp., Kitara Holdco Corp., Future Ads LLC, Lowenstein Enterprises Corporation, Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, Newport Holding Trust and Neptune Capital Trust.

99.1	Press release dated December 29, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014
KITARA MEDIA CORP.

	By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

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